Exhibit 99.1

ORIC® Pharmaceuticals Reports Fourth Quarter and Full Year 2024 Financial Results and Operational Updates

Reported encouraging early safety and efficacy data in ongoing dose escalation trial for
ORIC-944 in combination with androgen receptor inhibitors in patients with mCRPC

Entered into clinical trial collaboration and supply agreement with Johnson & Johnson to evaluate ORIC-114 in combination with subcutaneous amivantamab for the first-line treatment of NSCLC patients with EGFR exon 20 insertion mutations

Expects to report seven data readouts across ORIC-114 and ORIC-944 clinical programs over the next 18 months, with potential initiation of registrational trials in 2H25 and early 2026

Cash and investments of $256 million expected to fund operating plan into late 2026

SOUTH SAN FRANCISCO and SAN DIEGO, CA – February 18, 2025 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter and year ended December 31, 2024.

"2024 was a year of significant advancements across several areas," stated Jacob M. Chacko, M.D., president and chief executive officer. "Key achievements included initiation of multiple cohorts for ORIC-114 in non-small cell lung cancer and ORIC-944 in metastatic castration-resistant prostate cancer. We also established three strategic partnerships with major pharmaceutical companies, expanded our leadership team's expertise, and secured $125 million in financing, which extends our cash runway into late 2026. We anticipate seven data readouts in the next year and a half and are working towards potential registration studies for ORIC-114 in the latter half of 2025 and for ORIC-944 in early 2026."

2024 Key Accomplishments

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 inhibitor

•
Entered into a clinical trial collaboration and supply agreement with Johnson & Johnson to evaluate ORIC-114 in combination with subcutaneous (SC) amivantamab for the 1L treatment of patients with non-small cell lung cancer (NSCLC) harboring EGFR exon 20 insertion mutations.
•
Initiated a cohort to evaluate ORIC-114 monotherapy for the 1L treatment of patients with NSCLC harboring EGFR exon 20 insertion mutations.
•
Announced the completion of the dose escalation portion of the Phase 1b trial of ORIC-114 and the selection of two provisional recommended phase 2 doses; after which, initiated dosing of patients across three expansion cohorts in the Phase 1b trial of ORIC-114 in patients with mutated NSCLC, including 2L EGFR exon 20 insertion (EGFR exon 20 inhibitor naïve), 2L+ HER2 exon 20 insertion, and 2L+ EGFR atypical mutations.
•
Presented preclinical data demonstrating potential best-in-class properties, including potency and selectivity, of ORIC-114 to treat NSCLC harboring EGFR exon 20 insertion mutations and other atypical EGFR mutations at the EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics.

ORIC-944: a potent and selective allosteric inhibitor of PRC2

•
Reported encouraging early safety and efficacy data in ongoing dose escalation trial for ORIC-944 in combination with apalutamide in patients with metastatic castration resistant prostate cancer (mCRPC).
•
Initiated dosing of ORIC-944 in combination with ERLEADA® (apalutamide) and in combination with NUBEQA® (darolutamide) in mid-2024 in the ongoing Phase 1b trial for prostate cancer.
•
Entered into clinical trial collaboration and supply agreements with Johnson & Johnson and Bayer to support the ongoing Phase 1b trial of ORIC-944 in combination with AR inhibitors for the treatment of mCRPC.
•
Reported initial Phase 1b single agent data for ORIC-944 in metastatic prostate cancer supporting advancement into combination development and demonstrating the potential as a best-in-class PRC2 inhibitor, including a clinical half-life of ~20 hours, robust target engagement, no signs of CYP autoinduction that was observed with first-generation PRC2 inhibitors, and a generally well-tolerated safety profile.
•
Presented preclinical data at the 2024 AACR Annual Meeting demonstrating superior drug properties and synergy data in prostate cancer models, reinforcing the promise of ORIC-944 as a potential best-in-class treatment for combination with AR inhibitors.

Corporate Highlights:

•
Strengthened cash position and runway with a $125 million private placement financing from new and existing healthcare specialist funds.
•
Expanded the leadership team with the appointment of industry veteran Keith Lui as Senior Vice President of Commercial and Medical Affairs.

Anticipated Program Milestones

ORIC anticipates the following upcoming data milestones:

•
ORIC-114 (NSCLC):
−
1H 2025: 2L EGFR exon 20 and 2L+ HER2 exon 20
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2H 2025: 2L+ EGFR atypical
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1H 2026: 1L EGFR exon 20
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Mid-2026: 1L EGFR exon 20 combination with SC amivantamab and 1L EGFR atypical

•
ORIC-944 (mCRPC):
−
4Q 2025 / 1H 2026: Combination with AR inhibitors

Fourth Quarter and Full Year 2024 Financial Results

•
Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $256 million as of December 31, 2024, which is expected to fund the current operating plan into late 2026.

•
R&D Expenses: Research and development (R&D) expenses were $32.0 million for the three months ended December 31, 2024, compared to $24.5 million for the three months ended December 31, 2023, an increase of $7.5 million. For the year ended December 31, 2024, R&D expenses were $114.1 million compared to $85.2 million for the same period in 2023, an increase of $28.9 million. The increases were due to a net increase in external expenses related to the advancement of product candidates, as well as higher personnel costs, including additional non-cash stock-based compensation.

•
G&A Expenses: General and administrative (G&A) expenses were $7.6 million for the three months ended December 31, 2024, compared to $6.9 million for the three months ended December 31, 2023, an increase of $0.7 million. For the year ended December 31, 2024, G&A expenses were $28.8 million compared to $25.6 million for the same period in 2023, an increase of $3.2 million. The increases were primarily due to higher personnel costs, including additional non-cash stock-based compensation.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-114, a brain penetrant inhibitor that selectively targets EGFR exon 20, HER2 exon 20 and EGFR atypical mutations, being developed across multiple genetically defined cancers, and (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these two product candidates, ORIC® is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the continued clinical development of ORIC-114 and ORIC-944; statements regarding the potential best-in-class properties of ORIC-114 and ORIC-944; clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; the development plans and timelines for ORIC-114, ORIC-944 and ORIC’s other programs; the potential advantages of ORIC-114, ORIC-944 and ORIC’s other programs; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of program and data updates and the initiation of registrational studies; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC’s product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements or its clinical trial collaboration and supply agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in ORIC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2025, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2024	2023
Assets
Current assets:
Cash, cash equivalents and short-term investments	$255,960	$208,187
Prepaid expenses and other current assets	6,290	4,410
Total current assets	262,250	212,597

Long-term investments	—	26,852
Property and equipment, net	2,924	2,862
Other assets	8,968	9,696
Total assets	$274,142	$252,007

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,548	$944
Accrued liabilities	23,298	19,514
Total current liabilities	24,846	20,458

Other long-term liabilities	6,174	7,461
Total liabilities	31,020	27,919

Total stockholders' equity	243,122	224,088
Total liabilities and stockholders' equity	$274,142	$252,007

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Operating expenses:
Research and development	$31,970	$24,481	$114,072	$85,172
General and administrative	7,600	6,947	28,823	25,608
Total operating expenses	39,570	31,428	142,895	110,780
Loss from operations	(39,570)	(31,428)	(142,895)	(110,780)

Other income, net	3,263	3,098	15,048	10,083
Net loss	$(36,307)	$(28,330)	$(127,847)	$(100,697)
Other comprehensive (loss) income:
Unrealized (loss) gain on investments	(343)	627	121	1,549
Comprehensive loss	$(36,650)	$(27,703)	$(127,726)	$(99,148)
Net loss per share, basic and diluted	$(0.51)	$(0.49)	$(1.83)	$(1.96)
Weighted-average shares outstanding, basic and diluted	70,652,013	57,464,041	69,727,940	51,450,848